Exhibit 99.1

Sharps Technology Strengthens Market Confidence with Advisor Lock-Up Agreement

NEW YORK, Jan. 16, 2026 (GLOBE NEWSWIRE) — Sharps Technology, Inc. (NASDAQ: STSS) today announced that it has entered into a 90-day lock-up agreement with SOL Markets (the “Strategic Advisor”), pursuant to which SOL Markets has agreed to restrict sales of its advisory warrants and any underlying shares. The lock-up reflects strong conviction in STSS’s execution roadmap and reinforces alignment between the parties. This comes after the company’s recent announcement that its Board of Directors approved a share buyback program for up to $100 million.

Under the terms of the agreement, the Strategic Advisor has voluntarily agreed not to sell, transfer, assign, pledge, hedge, or otherwise dispose of any warrants or underlying shares of STSS common stock for a period of 90 days from the date of signing this agreement. The lock-up arrangement applies to all warrants and underlying shares held by SOL Markets that were issued in connection with advisory and strategic support services and is effective as of January 16, 2026. This commitment reinforces the Strategic Advisor’s alignment with the objectives of STSS and demonstrates confidence in the strategic roadmap and anticipated growth of the combined initiatives.

“When a long-term partner voluntarily commits to a lock-up, it sends a powerful signal of alignment, conviction, and confidence in the Company’s future,” said Paul Danner, Executive Chairman of STSS. “We are pleased to have secured this commitment and believe it reflects the strength of our strategy and the opportunities ahead for Sharps.”

James Zhang, Strategic Advisor to STSS added, “We are proud to deepen our alignment with STSS through this lock-up agreement. We have not sold any shares or warrants thus far, and formalizing this commitment further reflects our confidence in Sharps’ strategy, execution discipline, and near-term catalysts. We believe Sharps is building toward a differentiated market position, and we are fully committed to supporting the Company’s next phase of growth.”

Through strategic partnerships, including with Coinbase, Crypto.com and Jupiter, in addition to its Solana treasury and upcoming product research and development initiatives, STSS is driving the development of a universal framework for digital identity and authentication.

STSS’s management team has been and continues to conduct institutional investor-focused non-deal roadshows to actively engage with the investment community and showcase the company’s upcoming initiatives.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this release other than statements of historical fact are forward-looking statements, including statements regarding the Company’s execution of its Solana digital asset treasury strategy, the anticipated benefits of its collaboration with Sol Markets, Coinbase, Crypto.com and Jupiter, and the potential opportunities such initiatives may create for retail and institutional audiences. Forward-looking statements are based on current expectations, assumptions, and beliefs, and involve risks and uncertainties that could cause actual results to differ materially.

These risks and uncertainties include, among others: the Company’s ability to successfully execute its Solana treasury strategy; volatility in the market price of SOL and other digital assets; changes in the regulatory or legal environment; competitive pressures; and general market, economic, and business conditions. Additional risks are described in the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov.

Forward-looking statements speak only as of the date of this press release. The Company undertakes no obligation to update or revise these statements, whether as a result of new information, future developments, or otherwise, except as required by law.

About Sharps Technology

Sharps Technology is an innovative medical device and pharmaceutical packaging company offering patented, best-in-class, smart-safety syringe products to the healthcare industry. The Company’s product lines focus on providing ultra-low waste capabilities that incorporate syringe technologies that use both passive and active safety features.

The Company has adopted a digital asset treasury strategy focused on accumulating SOL, the native digital asset of the Solana blockchain, leveraging capital markets raises to power on-chain yield generation with the Solana Ecosystem.

Contact
ir@sharpstechnology.com